Exhibit 99.2

4Q11 Supplemental Information HEALTHCARE REIT

Table of Contents

Overview | 2 Portfolio | 3 Investment | 13 Financial | 16 Glossary | 21

Supplemental Reporting Measures | 23

Forward Looking Statements and Risk Factors | 24

Overview

Portfolio Composition

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties		Investment Balance	% of Total		Committed Balance	Beds / Units / Square Feet		Per Bed / Unit / Square Foot
Seniors housing triple-net	11	282	$	4,029,818	28.1%	$	4,104,049	25,133	$	163,293
Skilled nursing/post-acute	24	307		3,527,468	24.6%		3,584,145	39,825		89,997
Seniors housing operating	12	112		2,792,088	19.5%		2,792,088	12,420		224,806
Hospital	13	36		911,482	6.4%		911,482	2,165		421,008
Medical office	11	193		2,727,450	19.0%		2,879,440	11,276,994		255
Life science	13	7		337,800	2.4%		337,800	1,188,132		N/A
Total	**15**	**937**	**$**	**14,326,106**	**100.0%**	**$**	**14,609,004**			

Portfolio NOI		Current Quarter Total Revenues		Operating Expenses		Net Operating Income		Annualized NOI[1]
Seniors housing triple-net	$	90,164	$	-	$	90,164	$	360,656
Skilled nursing/post-acute		95,517		-		95,517		382,068
Seniors housing operating		136,525		94,318		42,207		168,828
Hospital		21,963		445		21,518		86,072
Medical office		65,974		19,047		46,927		187,708
Life science		10,761		3,139		7,622		30,488
Corporate		53		-		53		212
Total	**$**	**420,957**	**$**	**116,949**	**$**	**304,008**	**$**	**1,216,032**

Portfolio Performance

Stable Portfolio[2]	Occupancy	EBITDAR Coverage[3]	EBITDARM Coverage[3]	Facility Revenue Mix: Private Pay	Medicaid	Medicare
Seniors housing triple-net[4]	88.2%	1.19x	1.38x	87.1%	9.1%	3.8%
Skilled nursing / post-acute	88.0%	1.71x	2.22x	20.8%	47.4%	31.8%
Seniors housing operating	90.1%	n/a	n/a	99.1%	0.0%	0.9%
Hospital	59.0%	2.13x	2.47x	34.2%	6.6%	59.2%
Medical office	93.4%	n/a	n/a	100.0%	0.0%	0.0%
Life science	100.0%	n/a	n/a	100.0%	0.0%	0.0%
Total		**1.54x**	**1.91x**	**71.1%**	**15.8%**	**13.1%**

Notes:

(1) Annualized NOI calculated as current quarter NOI multiplied by 4.

(2) Data as of December 31, 2011 for seniors housing operating, medical office and life science and September 30, 2011 for remaining asset types.

(3) Represents trailing twelve month coverage metrics.

(4) Excludes entrance fee portfolio.

2

Portfolio

Portfolio Concentration

(dollars in thousands)

Balances By State	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[1]	Total Properties	Investment Balance	% of Total
New Jersey	$ 692,560	$ 457,610	$ -	$ 35,072	$ 184,159	60	$ 1,369,401	9.6%
California	44,296	-	796,594	315,116	205,473	54	1,361,479	9.5%
Massachusetts	102,119	366,366	331,365	11,363	337,800	57	1,149,013	8.0%
Florida	327,450	205,643	6,904	22,332	451,428	92	1,013,757	7.1%
Texas	225,801	165,419	112,445	186,862	243,677	81	934,204	6.5%
Washington	107,972	-	561,994	-	112,961	29	782,927	5.5%
Pennsylvania	213,514	550,424	-	17,848	-	45	781,786	5.5%
Connecticut	127,228	98,287	361,558	-	-	37	587,073	4.1%
Ohio	194,835	171,606	88,614	32,151	24,731	39	511,937	3.6%
Wisconsin	151,183	-	-	22,302	291,876	32	465,361	3.2%
Remaining	1,842,860	1,512,113	532,614	268,436	1,213,145	411	5,369,168	37.4%
Total	**$ 4,029,818**	**$ 3,527,468**	**$ 2,792,088**	**$ 911,482**	**$ 3,065,250**	**937**	**$ 14,326,106**	**100.0%**

NOI By State	Seniors Housing Triple-net	Skilled Nursing / Post - Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[1]	Total Properties	Total NOI[2]	% of Total
Massachusetts	$ 2,982	$ 10,049	$ 6,189	$ -	$ 7,622	57	$ 26,842	8.9%
New Jersey	12,248	10,641	-	975	2,456	60	26,320	8.7%
California	2,298	-	11,781	7,885	4,179	54	26,143	8.6%
Texas	5,691	5,071	1,892	3,718	4,422	81	20,794	6.9%
Pennsylvania	4,399	13,673	-	1,200	-	45	19,272	6.4%
Florida	5,412	7,057	166	526	5,993	92	19,154	6.3%
Connecticut	3,356	2,536	7,061	-	-	37	12,953	4.3%
Ohio	3,219	5,365	1,548	1,038	305	39	11,475	3.8%
Wisconsin	3,500	-	-	683	6,767	32	10,950	3.6%
Washington	2,721	-	6,047	-	1,714	29	10,482	3.5%
Remaining	43,137	41,164	7,523	5,916	20,566	411	118,306	39.0%
Total	**$ 88,963**	**$ 95,556**	**$ 42,207**	**$ 21,941**	**$ 54,024**	**937**	**$ 302,691**	**100.0%**

Notes:

(1) Includes unconsolidated joint ventures. Balance and NOI for Massachusetts represent our Life Science portfolio only.

(2) Represents NOI including discontinued operations for the three months ended December 31, 2011, excluding other income totaling $1,317,000.

3

Portfolio

Top Ten Customer Descriptions

Genesis HealthCare, LLC, located in Kennett Square, PA, is a privately held company that operates 231 eldercare facilities, consisting of 206 skilled nursing facilities and 25 assisted living facilities, with approximately 28,300 beds across 13 New England and Middle Atlantic states. Genesis also provides third-party rehabilitation services to nearly 900 healthcare providers. As of December 31, 2011, the HCN portfolio consisted of 150 facilities in 11 states with an investment balance of $2.5 billion.

Merrill Gardens LLC, located in Seattle, WA, is a privately held company that operates and/or manages 56 independent and assisted living facilities with over 6,000 units in nine states. As of December 31, 2011, the HCN portfolio consisted of 48 facilities in eight states with an investment balance of $1.1 billion.

Benchmark Senior Living, LLC, located in Wellesley, MA, is a privately held company that operates 46 facilities with approximately 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of December 31, 2011, the HCN portfolio consisted of 35 facilities in six states with an investment balance of $883.7 million.

Brandywine Senior Living, LLC, located in Mount Laurel, NJ, is a privately held company that operates 29 seniors housing facilities with over 2,200 units in five states. As of December 31, 2011, the HCN portfolio consisted of 24 facilities in five states with an investment balance of $719.5 million.

Senior Living Communities, LLC, located in Charlotte, NC, is a privately held company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 facilities in five states. As of December 31, 2011, the HCN portfolio consisted of 12 facilities in five states with an investment balance of $604.1 million.

Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and dementia care facilities that operates 12 facilities in six states. As of December 31, 2011, the HCN portfolio consisted of 10 facilities in six states with an investment balance of $456.7 million.

Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a publicly traded company that provides independent living and assisted living services. The company operates 647 facilities in 33 states with the ability to serve approximately 67,000 residents. As of December 31, 2011, the HCN portfolio consisted of 74 facilities in 16 states with an investment balance of $318.0 million.

Chelsea Senior Living, located in Fanwood, NJ, is a privately held company that operates 14 seniors housing facilities throughout New Jersey, New York, and Pennsylvania. As of December 31, 2011, the HCN portfolio consisted of ten facilities in two states with an investment balance of $305.0 million.

Capital Senior Living Corp., (NYSE:CSU) located in Dallas, TX, is a publicly traded company that owns, operates, develops and manages seniors living communities throughout the United States. The company operates 81 seniors living communities in 23 states with an aggregate capacity of approximately 11,500 residents. As of December 31, 2011, the HCN portfolio consisted of 24 facilities in seven states with an investment balance of $292.9 million.

Aurora Health Care, Inc., located in Milwaukee, WI, is a non-profit operator of over 250 hospitals, pharmacies and clinics in eastern Wisconsin. Aurora is investment grade rated and is the largest health care system in the state. As of December 31, 2011, the HCN portfolio consisted of 18 facilities with an investment balance of $291.9 million.

Portfolio

By Relationship

(dollars in thousands)

	Total Properties	Investment Balance[1]	% of Balances
Genesis HealthCare, LLC	150	$ 2,466,243	17.2%
Merrill Gardens, LLC	48	1,132,399	7.9%
Benchmark Senior Living, LLC	35	883,681	6.2%
Brandywine Senior Living, LLC	24	719,509	5.0%
Senior Living Communities, LLC	12	604,079	4.2%
Senior Star Living	10	456,733	3.2%
Brookdale Senior Living, Inc.	74	317,951	2.2%
Chelsea Senior Living	10	304,974	2.1%
Capital Senior Living Corporation	24	292,927	2.0%
Aurora Health Care, Inc.	18	291,876	2.0%
Remaining portfolio	532	6,855,734	48.0%
Total	**937**	**$ 14,326,106**	**100.0%**

Entrance Fee Portfolio

	Properties	Average Age	Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Open Properties	13	7	$ 658,768	1,420	58%	1,165	84%

Same Store Cash NOI Growth

	Properties[5]	4Q10 Same Store Cash NOI	4Q11 Same Store Cash NOI	% Change
Seniors housing triple-net[2]	189	$ 46,441	$ 48,622	4.7%
Skilled nursing/post-acute[2]	162	33,652	34,145	1.5%
Seniors housing operating[3]	99	35,668	38,411	7.7%
Hospitals[2]	23	12,573	13,019	3.5%
Medical office[4]	119	27,887	27,998	0.4%
Life Science[6]	7	6,194	6,675	7.8%
Total	**599**	**$ 162,415**	**$ 168,870**	**4.0%**

Notes:
(1) Includes unconsolidated joint ventures.

(2) Represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(3) See page 7.

(4) See page 8.

(5) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

(6) See page 10.

5

Portfolio Performance—Same Store Triple–Net

Trailing Twelve EBITDARM Coverage

Seniors Housing Triple-Net (134 properties) Skilled Nursing/Post-Acute (159 properties)

2.49x

1.70 2.50

1.60 2.40

1.52x

1.50 2.30

1.40 2.20

1.30 2.10

4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11

Hospitals (12 properties)

3.10

2.43x

2.60

2.10

1.60

1.10

4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11

Basis Points YoY QoQ 3Q11/3Q10 3Q11/2Q11 Seniors Housing Triple-Net -2 -1 Skilled Nursing/Post-Acute 17 5 Hospitals -39 -7

Portfolio

Portfolio Composition - Seniors Housing Operating

(dollars in thousands; dollar amounts represent 100% of partnerships)

Total Performance	4Q10	1Q11	2Q11	3Q11	4Q11
Properties	47	99	99	99	112
Average age (years)	15	12	13	13	12
Beds/Units	6,075	10,538	10,536	10,537	12,420
Investment balance	$ 1,080,416	$ 2,240,442	$ 2,207,194	$ 2,173,410	$ 2,792,088
Total occupancy	85.7%	84.2%	86.3%	86.6%	87.3%
Total revenues	$ 38,197	$ 71,286	$ 123,149	$ 125,125	$ 136,525
Operating expenses	$ 24,628	$ 49,272	$ 84,334	$ 86,218	$ 94,318
NOI	$ 13,569	$ 22,014	$ 38,815	$ 38,907	$ 42,207
Total cap-ex/TI/LC	$ 2,131	$ 2,903	$ 4,066	$ 4,319	$ 4,070

Same Store Cash NOI Performance(1)	4Q10	4Q11
Properties	99	99
Total revenues	$ 122,501	$ 128,986
Operating expenses	$ 86,833	$ 90,575
NOI	$ 35,668	$ 38,411

Secured Debt(2)	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 1,318,598	5.0%	8.0

By State	Properties	Beds/Units	% of Total
California	33	3,973	32.0%
Washington	18	2,214	17.8%
Connecticut	14	1,380	11.1%
Massachusetts	13	1,055	8.5%
Texas	8	568	4.6%
Other	26	3,230	26.0%
Total	**112**	**12,420**	**100.0%**

Operator Concentration	Investment Balance	Properties	Beds / Units	HCN Ownership %
Merrill Gardens, LLC	$ 1,132,399	48	5,818	80.0%
Benchmark Senior Living, LLC	880,981	34	3,006	95.0%
Senior Star Living	331,194	9	1,687	90.0%
Silverado Senior Living, Inc.	264,365	19	1,586	95.0%
Belmont Village, LP	183,149	2	323	95.0%
Total	**$ 2,792,088**	**112**	**12,420**	**88.3%**

Notes:

(1) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 4Q10 represent the performance of some operators that were not owned or operated by HCN.

(2) Non-recourse debt to HCN, secured by the joint ventures' assets.

7

Portfolio

Portfolio Composition - Medical Office Buildings

(dollars in thousands, except per bed / unit / square foot)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	135	8,565,858	$ 2,183,064	$ 55,188	$ 15,616	$ 39,572	10	94.0%
Unaffiliated	36	1,241,468	326,656	8,305	2,707	5,598	16	90.2%
Subtotal	**171**	**9,807,326**	**2,509,720**	**63,493**	**18,323**	**45,170**	**11**	**93.4%**
Equity investment[1]	6	405,414	45,957	1,206	352	854		
Discontinued operations	4	176,610	31,706	1,045	372	673		
Development	6	815,240	101,234	-	-	-		
Loans	1	72,404	6,199	230	-	230		
Land	5	-	32,634	-	-	-		
Total	**193**	**11,276,994**	**$ 2,727,450**	**$ 65,974**	**$ 19,047**	**$ 46,927**		

Portfolio Performance - Medical Office Buildings[2]

Total Performance	4Q10	1Q11	2Q11	3Q11	4Q11
Properties	138	141	147	159	171
Square feet	7,579,537	7,893,777	8,247,296	8,876,920	9,807,326
Investment balance	$ 1,970,313	$ 2,057,254	$ 2,105,026	$ 2,255,360	$ 2,509,720
Occupancy	93.5%	92.9%	93.4%	93.3%	93.4%
Total revenue	$ 42,293	$ 53,162	$ 55,611	$ 60,945	$ 63,493
Operating expenses	$ 11,717	$ 14,233	$ 15,423	$ 17,104	$ 18,323
NOI from continuing operations	$ 30,577	$ 38,928	$ 40,188	$ 43,840	$ 45,170
Total cap-ex/TI/LC	$ 5,997	$ 5,054	$ 4,858	$ 5,673	$ 5,080
Expired (square feet)[3]	519,123	539,001	581,102	720,182	702,421
Retained (square feet)[3]	435,857	420,096	483,197	590,325	557,237
Retention rate[3]	84.0%	77.9%	83.2%	82.0%	79.3%

Same Store Cash Performance	4Q10	1Q11	2Q11	3Q11	4Q11
Properties	119	119	119	119	119
Square feet	6,274,491	6,274,491	6,274,491	6,274,491	6,274,491
Investment balance	$ 1,565,545	$ 1,555,499	$ 1,540,783	$ 1,530,631	$ 1,519,337
Occupancy	93.7%	93.4%	93.7%	93.4%	93.6%
Cash revenue	$ 39,007	$ 39,361	$ 39,042	$ 39,830	$ 39,088
Operating expenses	$ 11,120	$ 11,366	$ 11,597	$ 11,921	$ 11,090
Cash NOI	$ 27,887	$ 27,995	$ 27,445	$ 27,909	$ 27,998

Remaining Lease Expirations	2012	2013	2014	2015	2016
Square feet	600,231	508,617	551,737	463,525	841,189
% of total portfolio	6.1%	5.2%	5.6%	4.7%	8.6%

Notes:

(1) Amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments and discontinued operations.

(3) Amounts represent trailing twelve months from the indicated quarter end.

8

Portfolio

Portfolio Concentration - Medical Office Buildings

(dollars in thousands)

By Tenant[1]	Square Feet	% of Total
Aurora Health Care, Inc.	1,441,588	14.7%
Melbourne Internal Medicine Associates	363,839	3.7%
Tenet Health Systems	242,242	2.5%
Florida Medical Clinic	195,148	2.0%
Swedish Health Services	181,814	1.9%
Remaining Portfolio	7,382,695	75.2%
Total	**9,807,326**	**100.0%**

Notes:

(1) Excludes equity investments, development and loan properties.

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot
Florida	37	1,501,785	13.3%	$ 451,428	$ 301
Wisconsin	18	1,441,588	12.8%	291,876	202
Texas	20	1,048,131	9.3%	255,845	244
New Jersey	7	886,351	7.9%	251,380	284
Georgia	12	744,891	6.6%	151,262	203
California	10	687,130	6.1%	205,473	299
Washington	5	451,677	4.0%	169,651	376
Tennessee	8	408,107	3.6%	99,543	244
Missouri	5	397,700	3.5%	132,383	333
New York	8	354,388	3.1%	90,353	255
Remaining portfolio	63	3,355,246	29.8%	780,246	233
Total	**193**	**11,276,994**	**100.0%**	**$ 2,879,440**	**$ 255**

9

Portfolio

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts represent HCN's 49% ownership interest)

Total Life Science Performance	4Q10	1Q11	2Q11	3Q11	4Q11
Properties	7	7	7	7	7
Average age (years)	12	12	13	13	13
Square feet	1,188,132	1,188,132	1,188,132	1,188,132	1,188,132
Investment balance	$ 346,562	$ 344,413	$ 342,725	$ 340,235	$ 337,800
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total revenues	$ 10,521	$ 11,270	$ 10,584	$ 10,814	$ 10,761
Operating expenses	$ 2,855	$ 3,601	$ 3,212	$ 3,199	$ 3,139
NOI[1]	$ 7,666	$ 7,669	$ 7,372	$ 7,615	$ 7,622
Total cap-ex/TI/LC	$ -	$ -	$ -	$ -	$ 6

Same Store Cash NOI Performance	4Q10	4Q11
Properties	7	7
Total revenues	$ 9,033	$ 9,798
Operating expenses	$ 2,839	$ 3,123
NOI	$ 6,194	$ 6,675

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 162,695	6.3%	2.9

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Alkermes	210,248	17.7%
Brigham & Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	100,361	8.4%
Novartis	70,475	5.9%
Genzyme	52,518	4.4%
Other Tenants	500	0.2%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $963,000 for the three months ended December 31, 2011 and non-cash expense of $16,000.

(2) Non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

10

Portfolio

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet		CIP Balance at 12/31/10		2011 YTD Funding		2011 YTD Conversions		CIP Balance at 12/31/11
Development Properties										
Seniors housing triple-net	15	1,442	$	38,206	$	136,039	$	(114,161)	$	60,084
Skilled nursing/post-acute	6	622		-		24,017		-		24,017
Hospital	3	293		208,882		41,111		(249,993)		-
Medical office	9	1,122,490		85,512		121,663		(105,940)		101,235
Sub-total	**33**		**$**	**332,600**	**$**	**322,830**	**$**	**(470,094)**	**$**	**185,336**
Expansion Projects										
Seniors housing triple-net	11	173	$	17,455	$	22,570	$	(35,859)	$	4,166
Hospital	1	31		6,738		2,819		(9,557)		-
Sub-total	**12**		**$**	**24,193**	**$**	**25,389**	**$**	**(45,416)**	**$**	**4,166**
Total	**45**		**$**	**356,793**	**$**	**348,219**	**$**	**(515,510)**	**$**	**189,502**

Development Funding Projections[1]

				Projected Future Funding							
Development Properties	Projects	Beds / Units / Square Feet	Projected Yields[2]		2012 Funding		2013 Funding		Unfunded Commitments		Committed Balances
Seniors housing triple-net	8	732	8.6%	$	65,396	$	-	$	65,396	$	125,480
Skilled nursing/post-acute	6	622	9.2%		53,041		3,636		56,677		80,694
Medical office	6	808,250	8.4%		129,500		22,490		151,990		253,225
Total	**20**		**8.6%**	**$**	**247,937**	**$**	**26,126**	**$**	**274,063**	**$**	**459,399**

Development Project Conversion Estimates[1]

Quarterly Conversions

		Amount	Projected Yields[2]
1Q11 actual	$	105,940	8.8%
2Q11 actual		219,625	9.3%
3Q11 actual		39,462	8.8%
4Q11 actual		105,068	8.8%
1Q12 estimate		24,349	9.0%
2Q12 estimate		183,614	9.0%
3Q12 estimate		43,642	8.4%
4Q12 estimate		102,960	8.0%
Total	**$**	**824,660**	**8.9%**

Annual Conversions

		Amount	Projected Yields[2]
2011 actual	$	470,095	9.1%
2012 estimate		354,565	8.6%
2013 estimate		104,833	9.3%
2014 estimate		-	-
2015+ estimate		-	-
Total	**$**	**929,493**	**8.9%**

Notes:
(1) Excludes expansion projects.
(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

11

Portfolio

Unstabilized Properties

(dollars in thousands)

	9/30/11 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	12/31/11 Properties
Seniors housing triple-net	28	(3)	5	-	30
Hospital	2	(1)	1	-	2
Total	**30**	**(4)**	**6**	**-**	**32**

	12/31/11 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	30	4,764	$ 980,404	6.8%
Hospital	2	152	238,196	1.7%
Total	**32**	**4,916**	**$ 1,218,600**	**8.5%**

Occupancy

	9/30/11 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	12/31/11 Properties
0% - 50%	10	(1)	6	-	(2)	13
50% - 70%	14	(1)	-	-	-	13
70% +	6	(2)	-	-	2	6
Total	**30**	**(4)**	**6**	**-**	**-**	**32**

	12/31/11 Properties	Months In Operation	Revenues	% of Total Revenues[1]	Investment Balance	% of Total Investment
0% - 50%	13	10	$ 40,280	3.9%	$ 539,619	3.8%
50% - 70%	13	29	41,793	4.0%	517,884	3.6%
70% +	6	31	12,106	1.2%	161,097	1.1%
Total	**32**	**21**	**$ 94,178**	**9.1%**	**$ 1,218,600**	**8.5%**

Notes:

(1) Includes annualized revenues as presented on page 18 - revenue and lease maturity.

12

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

Fourth Quarter 2011

Investment

Beds / Units / Square Per Bed / Unit

Properties Feet Amount / Square Foot Yield

Real Property Acquisitions

Seniors housing triple-net 5 452 units $ 120,011 $ 265,511 7.0%

Seniors housing operating 12 1,660 units 627,214 377,840 6.2%

Hospital 1 60 beds 30,370 506,167 7.3%

Medical office 12 930,407 sf 263,481 283 6.8%

Land parcels 2 12,314

Total acquisitions 32 $ 1,053,390 6.4%

Construction in Progress

Development projects:

Seniors housing triple-net 13 1,173 units $ 37,846

Skilled nursing/post-acute 6 622 beds 23,022

Hospital 1 46 beds 516

Medical office 6 808,250 sf 26,178

Total development projects 26 $ 87,562

Expansion projects:

Seniors housing triple-net 7 17 units $ 375

Total expansion projects 7 $ 375

Total construction in progress 33 87,937

Capital improvements to existing properties 8,358 8.9%

Loan advances 14,974 7.7%

Gross investments $ 1,164,659

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

Year-to-Date 2011

Investment

Beds / Units / Square Per Bed / Unit

Properties Feet Amount / Square Foot Yield

Real Property Acquisitions

Seniors housing triple-net 36 3,847 units $ 813,854 $ 211,555 7.2%

Skilled nursing/post-acute 149 18,042 beds 2,426,900 134,514 8.3%

Seniors housing operating 58 5,135 units 1,725,614 336,049 6.8%

Hospital 5 308 beds 105,370 342,110 8.7%

Medical office 30 1,943,365 sf 473,827 244 7.1%

Land parcels 3 19,084

Total acquisitions 281 $ 5,564,649 7.5%

Construction in Progress

Development projects:

Seniors housing triple-net 15 1,442 units $ 136,039

Skilled nursing/post-acute 6 240 beds 24,017

Hospital 3 202 beds 41,111

Medical office 9 1,122,490 sf 121,663

Total development projects 33 322,830

Expansion projects:

Seniors housing triple-net 11 173 units 22,570

Hospital 1 31 beds 2,819

Total expansion projects 12 25,389

Total construction in progress 45 348,219

Capital improvements to existing properties 21,885 8.7%

Loan advances 51,509 7.5%

Gross investments $ 5,986,262

Investment

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Yield	Loan Advances	Yield	Construction Conversions	Yield	Dispositions	Yield
Oct	$ 172,839	7.2%	$ 3,483	9.1%	$ -	0.0%	$ -	0.0%
Nov	364,200	6.6%	6,100	7.3%	59,348	9.1%	4,000	10.0%
Dec	516,351	6.1%	5,390	7.2%	47,346	8.4%	49,876	10.3%
Total	**$ 1,053,390**	**6.4%**	**$ 14,974**	**7.7%**	**$ 106,694**	**8.8%**	**$ 53,876**	**10.2%**

Disposition Activity

	Fourth Quarter 2011		Year-to-Date 2011	
	Amount	% of Total	Amount	% of Total
Dispositions by Property Type				
Seniors housing triple-net	$ 21,031	39.0%	$ 114,096	32.4%
Skilled nursing/post-acute	-	0.0%	36,662	10.4%
Medical office	-	0.0%	35,295	10.0%
Real property dispositions	**$ 21,031**	**39.0%**	**$ 186,053**	**52.9%**
Real estate loans receivable	32,845	61.0%	165,648	47.1%
Total	**$ 53,876**	**100.0%**	**$ 351,701**	**100.0%**

Discontinued Operations

	Fourth Quarter		Year-to-Date	
	2011	2010	2011	2010
Revenues				
Rental income	$ 1,602	$ 9,416	$ 16,134	$ 45,219
Expenses				
Interest expense	384	2,091	3,604	9,664
Property operating expenses	719	1,556	4,394	7,172
Depreciation and amortization	762	3,448	5,199	15,580
Income/(loss) from discontinued operations, net	**$ (263)**	**$ 2,321**	**$ 2,937**	**$ 12,803**

15

Financial

Net Operating Income Reconciliation[1]

(dollars in thousands)	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Total revenues:				
Seniors housing triple-net:				
Seniors housing	$ 85,184	$ 55,658	$ 306,810	$ 220,383
Skilled nursing/post-acute	92,492	39,096	315,520	162,521
Sub-total rental income	177,676	94,754	622,330	382,904
Interest income	6,843	9,593	34,068	36,176
Other income	1,162	661	6,620	3,386
Total seniors housing triple-net income	185,681	105,008	663,018	422,466
Seniors housing operating: Resident fees and services	136,525	38,197	456,085	51,006
Medical facilities:				
Rental income[3]				
Medical office[2]	65,665	44,532	241,159	170,435
Hospital	20,376	13,494	70,022	50,071
Life science[2]	10,761	10,521	43,429	34,002
Sub-total rental income	96,802	68,547	354,610	254,508
Interest income	1,794	2,826	7,002	4,679
Other income	102	185	3,985	985
Total medical facilities income	98,698	71,558	365,597	260,172
Non-segment/corporate other income	53	1,597	690	2,874
Total revenues	420,957	216,360	1,485,390	736,518
Property operating expenses:				
Seniors housing operating	94,318	24,628	314,142	32,621
Medical facilities[2,3]	22,631	16,147	84,043	63,551
Total property operating expenses	116,949	40,775	398,185	96,172
Net operating income:				
Seniors housing triple-net	185,681	105,008	663,018	422,466
Seniors housing operating	42,207	13,569	141,943	18,385
Medical facilities	76,067	55,411	281,554	196,621
Non-segment/corporate	53	1,597	690	2,874
Net operating income	$ 304,008	$ 175,585	$ 1,087,205	$ 640,346

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 23.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 8 and 10 for additional information.

(3) The three months ended December 31, 2011 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 468
Skilled nursing/post-acute	89
Medical office	1,045
Total	$ 1,602
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 3,733
Skilled nursing/post-acute	6,253
Hospital	480
Medical office	2,857
Life science[2]	986
Total	$ 14,309
Property operating expenses from discontinued operations:	
Medical office	$ 371
Hospitals	348
Total	$ 719

16

Adjusted EBITDA Reconciliation(1)

(dollars in thousands)

Twelve Months Ended Three Months Ended

December 31, December 31,

2011 2011

Net income $ 212,716 $ 42,343

Interest expense(2) 321,998 90,084

Income tax expense 1,388 825

Depreciation and amortization(2) 423,605 122,144

Stock-based compensation 10,786 1,745

Provision for loan losses 2,010 1,463

Loss (gain) on extinguishment of debt (979) (979)

Adjusted EBITDA $ 971,524 $ 257,625

Interest Coverage Ratio(3)

Interest expense(2) $ 321,998 $ 90,084

Capitalized interest 13,164 3,075

Non-cash interest expense (13,905) (3,777)

Total interest $ 321,257 $ 89,382

Adjusted EBITDA $ 971,524 $ 257,625

Adjusted interest coverage ratio 3.02x 2.88x

Fixed Charge Coverage Ratio(4)

Total interest(2) $ 321,257 $ 89,382

Secured debt principal amortization 27,804 7,683

Preferred dividends 60,502 17,234

Total fixed charges $ 409,563 $ 114,299

Adjusted EBITDA $ 971,524 $ 257,625

Adjusted fixed charge coverage ratio 2.37x 2.25x

Net Debt to EBITDA Ratio

Total debt $ 7,240,752

Less: cash and cash equivalents (163,482)

Net debt $ 7,077,270

Adjusted EBITDA Annualized 1,030,500

Net debt to adjusted EBITDA ratio 6.87x

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 23.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.50 times.

Financial

Revenue and Lease Maturity

(dollars in thousands except per share data)

	Rental Income[1]							
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues	% of Total
2012	$ 6,495	$ 6,887	$ -	$ 15,083	$ 28,465	$ 1,929	$ 30,394	2.9%
2013	52,944	-	-	11,621	64,565	12,417	76,982	7.4%
2014	21,023	6,400	-	11,647	39,070	5,565	44,635	4.3%
2015	-	2,026	-	10,023	12,049	1,757	13,806	1.3%
2016	-	-	-	19,302	19,302	942	20,244	2.0%
2017	13,038	3,885	2,350	15,500	34,773	3,191	37,964	3.7%
2018	36,823	-	-	9,151	45,974	1,813	47,787	4.6%
2019	9,463	18,934	-	12,765	41,162	222	41,384	4.0%
2020	12,918	27,564	5,959	11,036	57,477	1,481	58,958	5.7%
2021	13,015	48,302	-	16,170	77,487	650	78,137	7.5%
Thereafter	177,402	241,392	72,653	87,791	579,238	6,542	585,780	56.6%
	$ 343,121	**$ 355,390**	**$ 80,962**	**$ 220,089**	**$ 999,562**	**$ 36,509**	**$ 1,036,071**	**100.0%**

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

18

Financial

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Lines of Credit[1]	Senior Notes[2,3]	Secured Debt[2,4]	Consolidated Debt[5]	% of Total	Joint Ventures[6]	Combined Debt	% of Total
2012	$ 5,000	$ 76,853	$ 122,359	$ 204,212	2.8%	$ 39,757	$ 243,969	3.3%
2013	-	300,000	292,735	592,735	8.3%	28,967	621,702	8.4%
2014	-	-	203,767	203,767	2.8%	25,058	228,825	3.1%
2015	605,000	250,000	184,378	1,039,378	14.5%	9,207	1,048,585	14.2%
2016	-	700,000	190,255	890,255	12.4%	45,370	935,625	12.7%
2017	-	450,000	220,386	670,386	9.3%	31,654	702,040	9.5%
2018	-	-	289,697	289,697	4.0%	1,169	290,866	3.9%
Thereafter	-	2,688,074	604,807	3,292,881	45.9%	8,987	3,301,868	44.9%
Totals	**$ 610,000**	**$ 4,464,927**	**$ 2,108,384**	**$ 7,183,311**	**100.0%**	**$ 190,169**	**$ 7,373,480**	**100.0%**
Weighted Avg Interest Rate[7]	**1.6%**	**5.1%**	**5.3%**	**4.9%**		**6.1%**	**4.9%**	
Weighted Avg Maturity Years[3]	**3.5**	**10.3**	**8.6**	**9.2**		**4.0**	**9.1**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 4,464,927	62.2%	$ 4,464,927	60.6%
Secured debt[4]	1,829,755	25.5%	1,991,308	27.0%
Total fixed	**$ 6,294,682**	**87.6%**	**$ 6,456,235**	**87.6%**
Floating Rate Debt				
Lines of credit	$ 610,000	8.5%	$ 610,000	8.3%
Secured debt[4]	278,629	3.9%	307,245	4.2%
Total floating	**$ 888,629**	**12.4%**	**$ 917,245**	**12.4%**
Total debt	**$ 7,183,311**	**100.0%**	**$ 7,373,480**	**100.0%**

Notes:

(1) The primary line of credit currently matures on July 27, 2015 with current capacity of $2.0 billion and remaining availability of $1.4 billion as of December 31, 2011.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $126 million of convertible senior notes were puttable and convertible on December 1, 2011. Holders exercised their put rights with respect to $3,000 of such notes on December 1, 2011. The remainder of these notes will be puttable again on December 1, 2016. $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 7.6 years and 7.6 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) $136 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at December 31, 2011. If one treated this as floating rate debt, consolidated debt would be 83.8% fixed and 16.2% floating.

(5) Excludes capital lease obligations of $82.9 million, of which $73.3 million that mature in November 2013 and $8.8 million that mature in April 2015.

(6) Represents HCN's share of secured debt of unconsolidated joint ventures.

(7) Line of credit interest rate represents 1-month LIBOR + 135 bps at December 31, 2011. Senior notes and secured debt average interest rate represents the face value note rate.

19

Current Capitalization (amounts in thousands except per share data)% of Consolidated Total Book Capitalization Line of credit $ 610,000 4.2% Long-term debt obligations 6,630,752 45.7% Debt to consolidated book capitalization(1) 7,240,752 49.9% Total equity 7,278,647 50.1% Consolidated book capitalization $ 14,519,399 100.0% HCN share of unconsolidated joint venture debt 190,169 Total book capitalization $ 14,709,568 Undepreciated Book Capitalization Line of credit $ 610,000 3.9% Long-term debt obligations 6,630,752 42.2% Debt to consolidated undepreciated book capitalization 7,240,752 46.1% Accumulated depreciation and amortization 1,194,476 7.6% Total equity 7,278,647 46.3% Consolidated undepreciated book capitalization $ 15,713,875 100.0% HCN share of unconsolidated joint venture debt 190,169 Total undepreciated book capitalization $ 15,904,044 Enterprise Value Line of credit $ 610,000 3.3% Long-term debt obligations 6,630,752 35.0% Debt to consolidated enterprise value 7,240,752 38.3% Common shares outstanding 192,275 Period end share price $54.53 Common equity market capitalization 10,484,756 55.4% Noncontrolling interests 187,533 1.0% Preferred stock 1,010,417 5.3% Consolidated enterprise value $ 18,923,458 100.0% HCN share of unconsolidated joint venture debt 190,169 Total enterprise value $ 19,113,627 Secured Debt as % of Total Assets(2) Secured debt $ 2,112,649 14.2% Total assets $ 14,924,606 Total Debt as % of Total Assets(3) Total debt $ 7,240,752 48.5% Total assets $ 14,924,606 Unsecured Debt as % of Unencumbered Assets(4) Unsecured debt $ 5,044,107 44.8% Unencumbered assets $ 11,251,839 Notes:

(1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%. (4) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:

Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP. New loans – Represents face amount of new loan.

Construction conversion – Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties – Represents cash funded to tenants under an existing lease. Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company’s interest in unconsolidated joint ventures as reflected on the company’s balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Excludes seniors housing operating portfolio.

Seniors Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds for dispositions.

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA and net operating income (NOI) to be useful supplemental measures of its operating performance.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.50 times.

Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.

Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Forward-Looking Statements and Risk Factors

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s facilities; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s facilities; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and Canadian exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 16, 2012 and other information filed with, or furnished to, the Securities and Exchange Commission (“SEC”). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

4500 Durr Street Toledo, Ohio 43615-4040

www.hcreit.com

2012 HealthCare REIT, Inc.